Exhibit (a)(1)(B)

PURCHASE NOTICE
RELATING TO
VISHAY INTERTECHNOLOGY, INC.
3-5/8% CONVERTIBLE SUBORDINATED NOTES DUE 2023

CUSIP NUMBERS: 928298AF5 and 928298AE8

PURSUANT TO THE COMPANY NOTICE DATED JUNE 25, 2008

This purchase notice relates to the purchase of 3-5/8% Convertible Subordinated Notes Due 2023 (the “Notes”) of Vishay Intertechnology, Inc., at the option of the holders of the Notes. The option is pursuant to the terms and conditions specified in paragraph 8 of the Notes, the indenture dated August 6, 2003 that governs the Notes and the company notice, dated June 25, 2008, relating to the option.

On the purchase date of August 1, 2008, Vishay will pay to holders who validly exercise the option a purchase price of $1,000 for each Note, plus any accrued and unpaid interest to, but excluding, the purchase date. The purchase price will be paid in cash.

In order to exercise the option and receive the purchase price for their Notes, holders must:

  deliver a purchase notice (or an agent’s message according to the procedures of The Depository Trust Company (DTC) for book-entry transfer) prior to 5:00 p.m. New York City time on July 29, 2008, the third business day prior to the purchase date, and not withdraw such notice prior to such time; and
  surrender the Notes through the transmittal procedures of DTC prior to, on or following the purchase date, in conformity in all respects to the description of the Notes in the purchase notice, as determined by Vishay.

The paying agent for the exercise of the option is U.S. Bank, N.A., as successor trustee to Wachovia Bank, N.A. The address of the paying agent is as follows:

BY MAIL	BY FACSIMILE	BY HAND OR OVERNIGHT
Corporate Trust Services	(for eligible institutions only)	Corporate Trust Services
Two Liberty Place	(215) 523-6123	Two Liberty Place
50 South 16th Street, Suite 2000	Confirmation:	50 South 16th Street, Suite 2000
Philadelphia, PA 19102	(215) 761-9395	Philadelphia, PA 19102
Attn: Anna Rossi		Attn: Anna Rossi

The instructions accompanying this purchase notice should be read carefully before this purchase notice is completed.

Any beneficial owner whose Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exercise the option should contact their nominee promptly and instruct the nominee to exercise the option on their behalf.

Delivery of this purchase notice or any other required documents to an address other than as set forth above does not constitute valid delivery to the paying agent. Delivery of documents to DTC or Vishay does not constitute delivery to the paying agent. The method of delivery of all documents is at the risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this purchase notice in the appropriate space provided, with signature guarantee if required, and complete the Form W-9 set forth below.

The option will expire at 5:00 p.m. New York City time on July 29, 2008, the third business day prior to the purchase date and will not be extended.

Ladies and Gentlemen:

By execution of this purchase notice, each signatory below represents that it has received the company notice, dated June 25, 2008, of Vishay Intertechnology, Inc. The company notice provides the notice required to be given to the holders of Vishay’s 3-5/8% Convertible Subordinated Notes due 2023 (the “Notes”) by the indenture, dated as of August 6, 2003, between Vishay and the trustee, formerly Wachovia Bank, N.A. and now U.S. Bank, N.A., governing the Notes. As provided in the indenture and the Notes, a holder of the Notes has the option to require Vishay to purchase the Notes on the purchase date of August 1, 2008, for a purchase price equal to the $1,000 principal amount of each Note, plus any accrued and unpaid interest to, but excluding, the purchase date.

Vishay has the option, subject to various conditions described in the indenture, to pay the purchase price using Vishay common stock. However, in June 2007, the Company’s board of directors adopted a resolution pursuant to which the Company intends to waive its right to settle the principal amount of the Notes in common stock. In accordance with the resolution of the board, if Notes are tendered for repurchase, Vishay will pay the purchase price in cash.

Unless this purchase notice is properly withdrawn in accordance with the provisions of the indenture prior to 5:00 p.m. New York City time on July 29, 2008, the third business day prior to the purchase date:

  the undersigned hereby irrevocably sells, assigns and transfers to Vishay, effective on the purchase date, all of its right and title in and to the Notes identified in this purchase notice;
  all interest on the Notes identified in this purchase notice will cease to accrue on and after the purchase date; and
  the only right of the undersigned with respect to the Notes identified in this purchase notice from and after the purchase date will be to receive payment of the purchase price promptly following the later to occur of the purchase date and the time of delivery to the paying agent of the Notes identified in this purchase notice.

The undersigned hereby irrevocably constitutes and appoints the paying agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the paying agent also acts as agent of Vishay, with full power of substitution, to:

  present the Notes identified in this purchase notice for transfer on the account books maintained by The Depository Trust Company (DTC) to, or upon the order of, Vishay;
  present such Notes for transfer and cancellation on the books of the relevant security registrar; and
  receive the purchase price payable upon exercise of the option with respect to such Notes, all in accordance with the terms of and conditions specified in the company notice and the indenture.

The undersigned hereby covenants, agrees, represents and warrants, unless this purchase notice is properly withdrawn as described above, that:

  if the Notes identified in this purchase notice are not being surrendered to the paying agent at the time of delivery of this notice, the undersigned will surrender the Notes to the paying agent, in accordance with the procedures of DTC for book-entry transfer to an account maintained by the paying agent for this purpose;
  the undersigned owns the Notes identified in this purchase notice, as contemplated by Rule 14e-4 promulgated under the Securities Exchange Act of 1934, and has full power and authority to validly surrender the Notes;
  on the purchase date, or, if later, the date the Notes are surrendered to the paying agent, Vishay will acquire good, marketable and unencumbered title to the Notes identified in this purchase notice, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;

  on request, the undersigned will execute and deliver any additional documents that the paying agent or Vishay deems necessary or desirable to complete the surrender of the Notes identified in this purchase notice; and
  the undersigned has read and agrees to all of the terms of the company notice and this purchase notice, and understands that this purchase notice constitutes a binding agreement between the undersigned and Vishay.

The purchase price will be credited to the DTC account indicated in the box entitled “Notes to be Purchased,” unless otherwise indicated in the box entitled “Special Issuance and Delivery Instructions.” In the event that the box entitled “Special Issuance and Delivery Instructions” is completed, the cash payment will be issued or paid in the name and to the address, or credited to the DTC account, so indicated.

All authority conferred in this purchase notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this purchase notice shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

NOTES TO BE PURCHASED

Name of DTC Participant (1):

DTC Account Number:

Contact Person:

Address (1):

Area Code and Telephone Number:

Area Code and Facsimile Number:

Transaction Code Number:

Amount of Notes to be purchased:	$

☐ Check here if Notes are being surrendered through book-entry transfer at the time of delivery of this notice.

☐ Check here if Notes will be surrendered through book-entry transfer at a later time.

____________________

(1) Must correspond to the name and address of the DTC participant from whose account the Notes will be transferred to the account of the paying agent, exactly as they appear on the security position listing of DTC.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

To be completed ONLY if the purchase price paid in respect of the Notes to which this purchase notice relates is to be credited to an account maintained at DTC other than the DTC account designated above or is to be issued or paid to any person other than by crediting such account.

Credit cash purchase price to:

Name of DTC Participant:

DTC Account Number:

OR

Issue a check to:

Name:

Address:

Taxpayer identification number
or social security number:

SIGNATURE(S)

Must be signed on behalf of the DTC participant whose name appears in the DTC securities position listing indicated above or on behalf of a transferee authorized by documents transmitted with this purchase notice.

Authorized Signature:

Name (please print):

Capacity / Title:

Name of DTC Participant or
Authorized Transferee:

Address:

Area Code and Telephone Number:

Tax ID. or S.S. Number(s):

Date:	, 2008

(Please Complete Form W-9)

SIGNATURE GUARANTEE AND GUARANTEE OF DELIVERY
(required if not submitted for the account of an eligible institution)

The undersigned eligible institution hereby guarantees to Vishay the signature appearing above. In addition, if the Notes to which this purchase notice relates are not being surrendered to the paying agent at the time of this purchase notice, the undersigned guarantees to Vishay delivery of confirmation of book-entry transfer of the Notes to the paying agent’s account at DTC.

Authorized Signature:

Name (please print):

Capacity / Title:

Eligible Institution:

Address:

Area Code and Telephone Number:

Date:	, 2008

SUBSTITUTE FORM W-9

REQUESTER’S NAME: U.S. Bank, N.A.

SUBSTITUTE FORM W-9	Part 1— TAXPAYER IDENTIFICATION NUMBER (TIN)—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. THE TIN PROVIDED MUST MATCH THE NAME GIVEN TO AVOID BACKUP WITHHOLDING. FOR INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER (SSN). FOR ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER (EIN).	Social security number or Employer identification number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 2—For Payees Exempt from Backup Withholding—Check the box if you are NOT subject to backup withholding. ☐

_____________________________ Name (as shown on your income tax return) _____________________________ Business name, if different from above	Part 3—Certification—Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and (3) I am a U.S. person (including a U.S. resident alien).

Check appropriate box:

☐ individual/sole proprietor
☐ corporation
☐ partnership
☐ limited liability company. Enter the tax classification (D = disregarded entity, C = corporation, P = partnership).
☐ other

Certification Instructions—You must cross out item (2) in Part 3 above if you have been notified by IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Address

Signature of U.S. person	__________________________	Dated,	, __________________________	2008

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE RATE ON ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

1. Delivery of purchase notice and surrender of Notes. This purchase notice may be used by holders of 3-5/8% Convertible Subordinated Notes Due 2023 (the “Notes”) of Vishay Intertechnology, Inc., to exercise their option to require Vishay to purchase their Notes on the purchase date of August 1, 2008, at a purchase price equal to $1,000 for each Note, plus any accrued and unpaid interest to, but excluding, the purchase date. This purchase notice must be received by the paying agent at its address appearing on the first page of the notice prior to 5:00 p.m. New York City time on July 29, 2008, the third business day prior to the purchase date. Notes with respect to which the option is exercised must be surrendered through the transmittal procedures of The Depository Trust Company (DTC), either prior to, on or following the purchase date. Holders need not submit a physical purchase notice to the paying agent and may instead deliver an agent’s message to the paying agent in accordance with the procedures of DTC, but only if the Notes are at the time being surrendered to the paying agent by transferring them to the paying agent’s account at DTC.

In all cases, in order to validly exercise the option, this purchase notice (or a facsimile), properly completed, or an agent’s message must be received by the paying agent prior to 5:00 p.m. New York City time on July 29, 2008 at its address appearing above.

The term “agent’s message” means a message transmitted by DTC to, and received by, the paying agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant surrendering the Notes stating:

  the principal amount of the Notes with respect to which the option is being exercised and which are being surrendered by the participant;
  that the participant has received and agrees to be bound by the term of the purchase notice; and
  that Vishay may enforce this agreement against the participant.

The method of delivery of all documents, including this purchase notice and any other required documents, is at the election and risk of the exercising holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2. Guarantee of Signatures. No signature guarantee is required if this purchase notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (referred to as an eligible institution).

In all other cases, an eligible institution must guarantee the signature(s) on this purchase notice.

3. Guaranty of Delivery. If this purchase notice is not submitted for the account of an eligible institution and the Notes to which this purchase notice relates are not being surrendered to the paying agent at the time of delivery of this purchase notice, an eligible institution must guarantee to Vishay delivery of confirmation of book-entry transfer of the Notes to the paying agent’s account at DTC.

4. Signatures on purchase notice. If this purchase notice is signed on behalf of a participant appearing in a securities position listing with DTC, the name and address of the participant must correspond exactly to the name and address of the participant appearing in the listing. If this purchase notice is signed by a transferee of a DTC participant, this purchase notice must be accompanied by evidence of transfer satisfactory to Vishay. If any such transferee is acting through attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Vishay of their authority to so act.

5. Special Issuance and Delivery Instructions; Return of Surrendered Notes. If the purchase price is to be paid other than by credit to the DTC account indicated in the box entitled “Notes to be Purchased,” the box entitled “Special Issuance and Delivery Instructions” must be completed.

Any Notes surrendered to the paying agent as to which exercise of the option has been validly withdrawn prior to 5:00 p.m. New York City time on July 29, 2008, or with respect to which the option has not been validly exercised, will be returned by book-entry transfer for credit to the DTC account from which the Notes were transferred to the paying agent.

6. Irregularities. The company will determine, in its sole discretion, all questions as to the validity of the exercise of the option (including time of receipt of the purchase notice or agent’s message), the surrender of any Notes and the form of any documents, and its determinations shall be final and binding on all parties. The company also reserves the absolute right to waive any defect or irregularity in the exercise of the option or the surrender of any Note. The company’s interpretation of the terms of the purchase notice (including these instructions) will be final and binding on all parties. None of the company, the paying agent or any other person is obligated to give notice of any defects or irregularities in the exercise of the option or the surrender of any Note, and none of them will incur any liability for failure to give such notice.

7. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the paying agent (call (215) 761-9395), and additional copies of the company notice and this purchase notice may also be obtained from the paying agent.

8. Withdrawal Rights. You may withdraw previously surrendered Notes at any time until 5:00 p.m. New York City time on July 29, 2008. See the company notice for a more detailed description of your withdrawal rights.

9. Transfer Taxes. If the purchase price is to be issued or paid to any persons other than the DTC participant from whose account the Notes were surrendered to the paying agent, the amount of any transfer taxes payable on account of the transfer to such other person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

10. Important Tax Information. Under U.S. federal income tax law, a holder that surrenders Notes is required to provide the paying agent with such holder’s current taxpayer identification number (“TIN”) on a properly completed Form W-9 or substitute Form W-9 (which is attached), or, alternatively, to establish another basis for an exemption from backup withholding. If the paying agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the payments made to such holder with respect to Notes purchased pursuant to the company notice may be subject to 28% backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the paying agent a properly completed Internal Revenue Service Form W-8 BEN or other applicable Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8 BEN or other applicable Form W-8 can be obtained from the paying agent.

If backup withholding applies, the paying agent is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The paying agent cannot refund amounts withheld by reason of backup withholding.